UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2010

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

As previously disclosed, the annual meeting of shareholders of HRPT Properties Trust, or the Trust, held on April 14, 2010, was adjourned until May 13, 2010 with respect to a proposal to amend the Trust’s declaration of trust to change the vote required to elect trustees in uncontested elections from the affirmative vote representing a majority of outstanding common shares to the affirmative vote representing a majority of the total number of votes cast.  At the reconvened meeting on May 13, 2010, the Trust’s shareholders approved this proposal, which received the following votes:

For	Against	Abstain	Broker Non-Vote
137,916,741	52,839,818	7,602,345	N/A

Item 8.01  Other Events.

On May 14, 2010, the amendment to the Trust’s declaration of trust described in Item 5.07 above was made effective by the filing of articles of amendment with the State Department of Assessments and Taxation of Maryland.  The foregoing description of the amendment to the Trust’s declaration of trust is not complete and is subject to and qualified in its entirety by reference to the amended declaration of trust, a copy of which is attached as Exhibit 3.1, and which amended declaration of trust is incorporated herein by reference.  In addition, a marked copy of the Trust’s amended declaration of trust indicating changes made to the Trust’s declaration of trust as it existed immediately prior to the adoption of this amendment is attached as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits.

(d)                           Exhibits.

The Trust hereby files the following exhibits:

3.1           Composite Copy of Third Amendment and Restatement of Declaration of Trust, dated July 1, 1994, as amended.

3.2           Composite Copy of Third Amendment and Restatement of Declaration of Trust, dated July 1, 1994, as amended. (marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  May 19, 2010